Exhibit 99.1

Panacea Life Sciences Holdings, Inc. Continues Growth Trajectory with Acquisition of the PÜR LIFE Medical Franchise

The company expands upon its vertical integration vision within the alternative remedies and therapies space.

Golden, Colorado, October 2 2023 /Globe Newswire/ — Panacea Life Sciences Holdings, Inc. (OTCQB:PLSH) (“Panacea”, “PLSH” or the “Company”), today announced it has entered into an Asset Purchase Agreement to acquire the PÜR LIFE Medical Franchise, an innovative franchise company providing cutting-edge pain and prevention solutions as an integrative and synergistic approach to health and healing. The acquisition of PÜR LIFE adds to Panacea’s unique, vertical integration strategy in the natural health and wellness space as we now control manufacturing, production, and distribution of products and services into the $3 trillion U.S. healthcare market.

Founded by one of the experts in the franchise industry, Mr. Dan Olsen, PÜR LIFE Medical provides a revolutionary approach to health and wellness by providing alternative cutting-edge medical solutions to traditional medicine. PÜR LIFE clinics provide state-of-the-art equipment and solutions to assist customers with natural, noninvasive procedures for anti-aging, pain management, weight loss, sleep issues, emotional health, and overall health to help people live longer, healthier lives. Dan Olsen was instrumental in the growth and success of the Fantastic Sam’s and Massage Envy franchises, and he believes the PÜR LIFE franchise business could be a similar business. “By combining Panacea’s incredible products with the power of franchising with PÜR LIFE Medical, the synergistic effect is exponential growth in company value. But more importantly, more people’s lives will change for the better with improved health and longevity,” stated Dan Olsen. “The purchase of these assets and franchises will provide tremendous value to Panacea shareholders and the lives its serves.”

In 2022, Panacea pivoted its business model from a primary focus on hemp-derived CBD products into the nutraceutical markets by expanding its manufacturing operations and adding new brands to the marketplace. “We have been working very hard to execute our vision as a leading vertically integrated, alternative remedy health and wellness provider,” states Nick Cavarra, President of Panacea. “Bringing PÜR LIFE and its franchise model into the fold allows us to offer the highest quality services and natural products to this explosive market. Consumers are leery of synthetic medicines and invasive treatments and actively seeking alternative remedies and therapies that provide health, pain management and longevity to their lives.”

The purchase price for the PÜR LIFE Medical franchise is $1 million in cash plus an additional $1.6 million payable based upon future metrics and achieving franchise sales goals. The cash is due in two tranches, $180,000 upon receipt of auditable financials and back-up and $820,000 on November 10, 2023. This will be financed via debt and equity. In addition, Mr. Olsen retains 7% of the PÜR LIFE subsidiary in exchange for his continued services to the PLSH management team.

About Panacea Life Sciences Holdings, Inc.

Panacea Life Sciences Holdings, Inc. (PLSH) is holding company structured to develop and facilitate a vertically integrated manufacturing, research, product development and distribution model in the high-growth, alternative health & wellness market segment. Its first subsidiary, Panacea Life Sciences, Inc. (PLS) operates a 51,000 sq. ft manufacturing GMP facility in Golden, CO and produces millions of products for the nutraceutical and natural products markets monthly. PLS is a woman-founded company established in 2017 and currently is traded on the OTCQB “PLSH”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, risks arising from supply chain disruptions or our ability to obtain raw materials as well as similar problems with our vendors, our ability to fulfill purchase orders on a timely manner, our ability to fully collect money for our purchase orders, the risk of customers returning our products, impact of the pandemic including new variants on our workforce, as well as those risks and uncertainties described by us in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors”. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Contact:

info@panacealife.com

800-985-0515